Exhibit 10(b)

AMENDMENT TO
EMPLOYMENT AGREEMENT BETWEEN
LEO P. DENAULT AND ENTERGY CORPORATION

                   Leo P. Denault (hereinafter "Employee") and Entergy Corporation and its subsidiaries and affiliates hereby mutually agree to amend Employee's employment agreement as follows:

The change in control provisions in any and all agreements currently existing between Employee and Entergy Corporation and/or its System Companies including specifically, but not by way of limitation, those described on pages 3 and 4 of the February 9, 1999 letter agreement under the Termination Benefits provisions are hereby deleted from the contract; and in lieu thereof, Employee is eligible to participate in the System Executive Continuity Plan providing change in control protections pursuant to the terms and conditions of the Plan.

Agreed this 5th day of March, 2004.

Leo P. Denault

Agreed this 5th day of March, 2004.
William E. Madison
Senior Vice-President, Human Resources and Administration for Entergy Services, Inc.